Exhibit 99.2

Independent Accountants’ Report

Board of Directors and Stockholders
iMart Incorporated
Grand Rapids, Michigan

We have audited the accompanying balance sheets of iMart Incorporated as of December 31, 2004 and 2003 and the related statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iMart Incorporated at December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

Kalamazoo, Michigan
September 2, 2005

iMART INCORPORATED
BALANCE SHEETS

Assets	SEPTEMBER 30, 2005	DECEMBER 31, 2004	DECEMBER 31, 2003
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$237,305	$351,134	$263,492
Accounts receivable, net	382,606	378,748	739,030
Prepaid expenses	74,885	67,454	68,716
Total current assets	694,796	797,336	1,071,238

PROPERTY AND EQUIPMENT, net	66,151	111,678	72,967

OTHER ASSETS	36,045	26,040	13,311
TOTAL ASSETS	$796,992	$935,054	$1,157,516

Liabilities and Stockholders' Equity

CURRENT LIABILITIES:
Accounts payable	$57,265	$79,745	$37,598
Accrued expenses	34,011	70,657	24,201
Deferred revenue	476,987	417,222	295,050
Total current liabilities	568,263	567,624	356,849

LONG-TERM LIABILITIES:
Deferred revenue	56,460	11,233	59,995
Total liabilities	624,723	578,857	416,844

COMMITMENTS

STOCKHOLDERS' EQUITY:
Common stock, no par value, 60,000 shares authorized, shares issued and outstanding: September 30, 2005 and December 31, 2004 - 1,335; December 31, 2003 - 2,000	-	-	-
Additional paid-in capital	400	400	400
Retained earnings	171,869	355,797	740,272
Total stockholders' equity	172,269	356,197	740,672
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$796,992	$935,054	$1,157,516

See notes to financial statements.

iMART INCORPORATED
STATEMENTS OF INCOME
	Nine Months Ended SEPTEMBER 30, 2005 (unaudited)	Nine Months Ended SEPTEMBER 30, 2004 (unaudited)	Year Ended DECEMBER 31, 2004	Year Ended DECEMBER 31, 2003	Year Ended DECEMBER 31, 2002
REVENUES:
Subscription fees	$1,663,682	$1,408,089	$1,926,421	$1,268,499	$570,419
Professional service fees	1,110,752	985,934	1,340,228	1,479,735	1,376,395
Other revenues	83,453	67,030	113,960	123,658	373,741
Total revenues	2,857,887	2,461,053	3,380,609	2,871,892	2,320,555

COST OF REVENUES:
Subscription fees	201,992	178,949	251,932	168,100	126,956
Professional service fees	113,168	121,823	158,766	145,539	151,960
Total cost of revenues	315,160	300,772	410,698	313,639	278,916

GROSS PROFIT	2,542,727	2,160,281	2,969,911	2,558,253	2,041,639

OPERATING EXPENSES:
General and administrative	566,096	414,598	630,502	618,071	581,139
Sales and marketing	331,719	205,812	323,003	240,593	97,791
Development	422,911	464,435	593,746	468,986	402,750
Total operating expenses	1,320,726	1,084,845	1,547,251	1,327,650	1,081,680

INCOME FROM OPERATIONS	1,222,001	1,075,436	1,422,660	1,230,603	959,959

OTHER INCOME:
Gain on disposal	16,234	-	-	-	-
Interest income	1,437	586	1,031	1,407	2,551

Total other income	17,671	586	1,031	1,407	2,551
NET INCOME	$1,239,672	$1,076,022	$1,423,691	$1,232,010	$962,510

See notes to financial statements.

iMART INCORPORATED
STATEMENTS OF CASH FLOWS
	Nine Months Ended September 30, 2005 (unaudited)	Nine Months Ended September 30, 2004 (unaudited)	Year Ended DECEMBER 31, 2004	Year Ended DECEMBER 31, 2003	Year Ended DECEMBER 31, 2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,239,672	$1,076,022	$1,423,691	$1,232,010	$962,510
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	25,706	21,725	30,135	35,431	53,726
Gain on disposal of property and equipment	(16,234)	-	-	-	-
Changes in assets and liabilities:
Accounts receivable, net	(3,858)	492,152	360,282	(493,007)	50,495
Prepaid expenses	(17,436)	6,384	13,533	(80,175)	8,760
Deferred revenue	104,992	262,455	73,410	355,045	-
Accounts payable	(22,480)	(9,919)	42,147	(9,226)	(198,643)
Accrued expenses	(36,646)	21,091	46,456	15,545	(26,892)
Net cash provided by operating activities	1,273,716	1,869,910	1,989,654	1,055,623	849,956
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(12,545)	(41,946)	(68,846)	(18,298)	(49,084)
Proceeds from disposal of property	48,600	-	-	-	-
Purchase of minority investment	-	(25,000)	(25,000)	-	-
Net cash provided by (used in) investing activities	36,055	(66,946)	(93,846)	(18,298)	(49,084)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on notes payable	175,000	178,132	178,132	156,284	-
Repayments on notes payable	(175,000)	(178,132)	(178,132)	(156,284)	(121,490)
Repayments on lease obligation	-	-	-	-	(15,888)
Distributions	(1,423,600)	(1,241,892)	(1,808,166)	(1,004,762)	(853,600)
Net cash used in financing activities	(1,423,600)	(1,241,892)	(1,808,166)	(1,004,762)	(990,978)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(113,829)	561,072	87,642	32,563	(190,106)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	351,134	263,492	263,492	230,929	421,035
CASH AND CASH EQUIVALENTS, END OF PERIOD	$237,305	$824,564	$351,134	$263,492	$230,929

See notes to financial statements.

iMART INCORPORATED
STATEMENTS OF STOCKHOLDERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
AND THE NINE MONTHS ENDED SEPTEMBER 30, 2005

	Common Stock No Par Value	Additional Paid- In Capital	Retained Earnings	Total
BALANCE, JANUARY 1, 2002	$-	$400	$404,114	$404,514
Shareholder distributions	-	-	(853,600)	(853,600)
Net income	-	-	962,510	962,510
BALANCE, DECEMBER 31, 2002	-	400	513,024	513,424
Shareholder distributions	-	-	(1,004,762)	(1,004,762)
Net income	-	-	1,232,010	1,232,010
BALANCE, DECEMBER 31, 2003	-	400	740,272	740,672
Contribution of 665 shares of Common Stock back to iMart from Shareholder	-	-	-	-
Shareholder distributions	-	-	(1,808,166)	(1,808,166)
Net income	-	-	1,423,691	1,423,691
BALANCE, DECEMBER 31, 2004	-	400	355,797	356,197
Shareholder distributions (unaudited)	-	-	(1,423,600)	(1,423,600)
Net income (unaudited)	-	-	1,239,672	1,239, 672
BALANCE SEPTEMBER 30, 2005 (unaudited)	$-	$400	$171,869	$172,269

See notes to financial statements.

IMART INCORPORATED

NOTES TO FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)
AND FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002.

1.          NATURE OF BUSINESS

iMart Incorporated (the “Company” or “iMart”) was incorporated in the State of Michigan in 1999. During 2001, iMart merged with Winsoft Corporation with iMart being the surviving entity. Winsoft Corporation was owned by the same shareholders as iMart. iMart’s operations consist primarily of providing subscription based domain registration, e-mail, and website hosting services and providing related professional services.

2.          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Information- The accompanying unaudited interim balance sheet as of September 30, 2005, the statements of income and cash flows for the nine months ended September 30, 2005 and 2004 and the statement of stockholders’ equity for the nine months ended September 30, 2005 are unaudited. These unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States. In the opinion of the Company’s management, the unaudited interim financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments necessary for the fair presentation of the Company’s statement of financial position, results of operations and its cash flows for the nine months ended September 30, 2005 and 2004. The results for the nine months ended September 30, 2005 are not necessarily indicative of the results to be expected for the year ending December 31, 2005.

Revenue Recognition - We recognize revenue for software products and related services in accordance with the American Institute of Certified Public Accountants’ Statement of Position, or SOP, 97-2, Software Revenue Recognition as modified by SOP 98-9. For other offerings, we follow Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB 104”), the Emerging Issues Task Force Issue No. 00-21, Revenue Arrangements with Multiple Deliverables (“EITF 00-21”), and related interpretations including American Institute of Certified Public Accountants (“AICPA”) Technical Practice Aids. We also utilize interpretative guidance from regulatory and accounting bodies, which include, but are not limited to, the SEC, the AICPA, the Financial Accounting Standards Board (“FASB”), and various professional organizations.

We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the customer; (3) the collection of our fees is probable; and (4) the amount of fees to be paid by the customer is fixed or determinable.

In some situations, we receive advance payments from our customers. We also offer multiple element arrangements to our customers. EITF 00-21 states that revenue arrangements with multiple deliverables should be divided into separate units of accounting if the deliverables in the arrangement meet the following criteria: (1) the delivered item has value to the customer on a standalone basis; (2) there is objective and reliable evidence of the fair value of the undelivered item; and (3) if the arrangement includes a general right of return relative to the delivered item, delivery or performance of the undelivered item is considered probable and substantially in control of the vendor. We defer revenue associated with these advance payments and the fair value of undelivered elements until we ship the products or perform the services.

The Company’s revenues are primarily derived from subscription fees and professional services.

Subscription fees - Subscription based domain registration fees charged to end-users for registration services are recognized on a straight-line basis over the registration term, using a mid-month revenue recognition convention which does not materially differ from the use of a daily recognition method. Accordingly, domain name registration revenues are deferred at the time of the registration and are recognized ratably over the term of the registration period. A majority of end-user subscribers pay for services with credit cards for which the Company receives remittances from the credit card associations, generally within two business days after the sale transaction is processed. Based upon the aforementioned criteria, management has determined that no provision for estimated refunds to customers and chargebacks is required as of September 30, 2005 or for December 31, 2004 or 2003.

Professional services - Professional services and other revenues, when sold with subscription and support offerings, are accounted for separately when these services have value to the customer on a standalone basis and there is objective and reliable evidence of fair value of each deliverable. When accounted for separately, consulting revenues are recognized as the services are rendered for time and material contracts, and when the milestones are achieved and accepted by the customer for fixed price contracts. The majority of the Company’s consulting contracts are on a time and material basis. Training revenues are recognized after the services are performed.

In determining whether the consulting services can be accounted for separately from subscription and support revenues, the Company considers the following factors for each consulting agreement: availability of the consulting services from other vendors, whether objective and reliable evidence for fair value exists of the undelivered elements, the nature of the consulting services, the timing of when the consulting contract was signed in comparison to the subscription service start date, and the contractual dependence of the subscription service on the customer’s satisfaction with the consulting work.

Cash and Cash Equivalents - All highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Software Development Costs - Statement of Financial Accounting Standards, or SFAS 86, Accounting for Costs of Computer Software to be Sold, Leased, or otherwise Marketed, requires companies to expense software development costs as they incur them until technological feasibility has been established, at which time those costs are capitalized until the product is available for general release to customers. To date, our software has been available for general release concurrent with the establishment of technological feasibility and, accordingly, we have not capitalized any development costs. SFAS-2, Accounting for Research and Development Costs, establishes accounting and reporting standards for research and development. In accordance with SFAS 2, costs we incur to enhance our existing products or after the general release of the service using the product are expensed in the period they are incurred and included in research and development costs on our statement of operations.

Prepaid Expenses - Prepaid expenses represent primarily advance payments to registries for domain name registrations as well as other advance payments for various other expenses. Prepaid expenses are amortized to expense on a straight-line basis over the period covered by the expenses. In the case of prepaid registry fees, the amortization period is consistent with the revenue recognition of the related domain name registration.

Impairment of Long Lived Assets - Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Property and Equipment - Property and equipment are stated at cost and are depreciated over their estimated useful lives, using the straight-line method as follows:

Computer software	3 years
Computer hardware	5 years
Office equipment	5 years
Vehicles	5 years
Furniture and fixtures	7 years

Deferred Revenue - Deferred revenue represents the unearned portion of payments received and invoices rendered.

Income Taxes - iMart, with the consent of its stockholders, has made an election to be taxed as an “S” corporation under section S of the Internal Revenue Service code. Pursuant to this election, iMart passes all income and expenses through to its stockholders and as such, is not required to provide for income taxes under FAS 109, Accounting for Income Taxes.

Advertising Costs - Advertising costs include media advertising, direct mail and other promotional activities, and are charged to expense as incurred. The amount charged to advertising expense for the nine months ended September 30, 2005 and 2004 was $11,131and $3,361, respectively. The amount charged to advertising expense for the years ended December 31, 2004, 2003, and 2002 was $18,693, $15,603 and $17,326, respectively.

Management Estimates - The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and income and expense for the period then ended. Certain estimates made by iMart pertain to allowance for doubtful accounts and useful lives of property and equipment. Actual results could differ from those estimates.

3.          RECEIVABLES

iMart evaluates the need an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required. Based upon the aforementioned criteria, management has determined that no provision for uncollectible accounts is required as of September 30, 2005, December 31, 2004 or 2003.

4.          INVESTMENTS

In August 2004, iMart invested $25,000 in return for 500 shares of Series A preferred stock in a development stage company that is also a customer of iMart. The investment is carried at cost and is included in other assets in the balance sheets at September 30, 2005 and December 31, 2004. See Note 10 - Related Parties.

5.          PROPERTY AND EQUIPMENT

Property and equipment consists of the following at:

	September 30, 2005	December 31, 2004	December 31, 2003	December 31, 2002

Computer software	$125,896	$124,905	$110,000	$110,000
Computer hardware	80,082	75,833	53,708	44,245
Office equipment	18,792	17,379	12,052	5,549
Vehicles	-	64,782	40,532	40,532
Furniture and fixtures	12,835	12,835	10,596	8,265
	237,605	295,734	226,888	208,591
Less accumulated depreciation	(171,454)	(184,056)	(153,921)	(118,491)
Property and equipment, net	$66,151	$111,678	$72,967	$90,100

Depreciation expense for the nine months ended September 30, 2005 and September 30, 2004 was $25,706 and $21,725, respectively, and for the years ended December 31, 2004, 2003, and 2002 was $30,135, $35,431, and $53,726, respectively.

6.          STOCKHOLDERS’ EQUITY

iMart is authorized to issue 60,000 shares of Common Stock, no par value. At December 31, 2001, 2002, and 2003 there were 2,000 shares of Common Stock held by the company’s three shareholders. On April 1, 2004, one of the shareholders of iMart contributed 665 shares of the Common Stock  at no cost to the corporation. Following this capital contribution, at December 31, 2004 and September 30, 2005, iMart has 1,335 shares of Common Stock outstanding. Holders of Common Stock are entitled to one vote for each share of Common Stock held by them.

7.          LINE OF CREDIT

During 2000 iMart was approved for a $125,000 line of credit at an interest rate of prime plus 2.00% from a financial institution which was later raised to $175,000 with an interest rate of prime plus 1.00% during 2002. The line is secured by all inventories, chattel paper, accounts, equipment, and general intangibles of the Company. There were no outstanding balances on the line at September 30, 2005 and December 31, 2004, 2003, and 2002.

8.         LEASES

Operating Leases - Smart Online leases its facility under a renewable, operating lease agreement which current term expired in June 2005. As of September 30, 2005, there were no amounts due under this operating lease and iMart was renting its facility on a month-to-month basis.

Rent expense for the nine months ended September 30, 2005 and 2004 was $69,092 and $67,668, respectively. Rent expense for the years ended December 31, 2004, 2003, and 2002 was $90,203, $97,299, and $85,010, respectively.

9.         MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject iMart to credit risk consist principally of trade receivables. iMart believes the concentration of credit risk in its trade receivables is substantially mitigated by iMart’s ongoing credit evaluation process and relatively short collection terms. iMart does not generally require collateral from customers. iMart evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

iMart’s customers include a group of related companies that conduct business with one another and are economically dependent upon one another. For purposes of evaluating credit risk, these companies are treated as one customer (“Customer A”). Customer A accounted for 93.3%, 72.8% and 98.7% of total receivables at September 30, 2005, December 31, 2004, and December 31, 2003, respectively. A second customer accounted for 6.5%, 27.2%, and 0.0% of total receivables at September 30, 2005, December 31, 2004, and December 31, 2003, respectively.

iMart derives a significant portion of its revenues from certain customer relationships. The following is a summary of customers that represent greater than ten percent of total revenues:

	Nine Months Ended September 30, 2005 (unaudited)	Nine Months Ended September 30, 2004 (unaudited)	Year Ended DECEMBER 31, 2004	Year Ended DECEMBER 31, 2003	Year Ended DECEMBER 31, 2002

Customer A	$2,119,864	$2,299,028	$3,011,478	$2,747,262	$1,646,539

Customer B	-	-	-	-	248,400

Customer C	22,349	25,965	52,320	78,523	306,235

Customer D	368,449	57,390	216,377	-	-

Others	347,225	78,670	100,434	46,107	119,381

Total Revenues	$2,857,887	$2,461,053	$3,380,609	$2,871,892	$2,320,555

10.          RELATED PARTY TRANSACTIONS

During 2004, iMart invested $25,000 in return for 500 shares of series A preferred stock in a non-publicly traded company that is also a customer. Accounts receivable due iMart from this entity totaled $166,121 as of December 31, 2004.

The following is a summary of related party revenues for nine months ended September 30, 2005 and 2004 and the years ended December 31, 2004, 2003 and 2002.

	Nine Months ended September 30, 2005 (unaudited)	Nine Months ended September 30, 2004 (unaudited)	Year ended December 31, 2004	Year ended December 31, 2003	Year ended December 31, 2002

InforMD, Inc.	$368,449	$57,390	$216,377	$-	$-

11.          EMPLOYEE BENEFIT PLANS

The iMart Corporation Employee Savings Trust 401K plan is administered through an investment firm and managed internally by iMart. Eligibility occurs after six months of continuous employment for regular full-time and regular part-time employees age 21 or higher. The plan provides for contributions by iMart in such amounts as the Board of Directors may annually determine, as well as a 401(k) option under which eligible participants may defer a portion of their salary. iMart did not make any contributions to the plan during the nine months ended September 30, 2005 and 2004 and the years ended December 31, 2004, 2003, and 2002.

12.          SUBSEQUENT EVENTS

On October 18, 2005, Smart Online (OTC-BB: SOLN), a publicly-traded developer and distributor of internet-delivered software-as-service (“SAS”) software applications and data resources to start, run, protect and grow small businesses, completed its purchase of all of the capital stock of iMart Incorporated (“iMart”), pursuant to a Stock Purchase Agreement, dated as of October 17, 2005 by and among Smart Online, iMart and the shareholders of iMart.

Several provisions of the iMart acquisition agreements restrict Smart Online’s ability to utilize the revenue from iMart’s business after the acquisition. These provisions include a lock box arrangement to secure the acquisition purchase price installment payment obligations of Smart Online described below and restrictions on transfers of cash from iMart to Smart Online until payment of obligations due through January 2007. The acquisition agreements also give a key employee of iMart before the acquisition, contractual rights and obligations to operate the business of iMart after the acquisition within agreed performance parameters as defined in the Stock Purchase Agreement, dated as of October 17, 2005 by and among Smart Online, Inc., iMart, Inc. and the shareholders of iMart, Inc. which was attached as Exhibit 2.1 to Form 8-K , filed with the SEC on October 24, 2005. Subject to such Stock Purchase Agreement, this key employee is Vice President and Chief Operating Officer of the surviving corporation and reports to the President of the surviving corporation who is also the President and CEO of Smart Online, Inc. All of these provisions, which are summarized below, are interrelated.

Acquisition Payments

Smart Online has agreed to pay the following to the former shareholders of iMart:

(i) 205,767 shares of Smart Online Common Stock were issued to the former shareholders at the Closing (these shares were valued at approximately $1.8 million based upon the fair market value of Smart Online's Common Stock on the closing date); and

(ii)   $3,366,000 in cash is payable in installments as follows: (a) four equal installments of $420,750 are required to be paid on each of January 2, 2006, April 3, 2006, July 5, 2006 and October 2, 2006 and (b) $1,683,000 is required to be paid on January 5, 2007; however, this last acquisition purchase price installment payment must be pre-paid if iMart’s business meets certain economic milestones.